Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Date: November 18, 2021

SPEEDWAY MOTORSPORTS, LLC

/s/ William R. Brooks
Name: William R. Brooks
Title: Vice Chairman, Chief Financial Officer and Treasurer

SPEEDCO II, INC.

/s/ William R. Brooks
Name: William R. Brooks
Title: Vice President, Chief Financial Officer, Secretary and Treasurer

SPEEDWAY HOLDINGS I, LLC

/s/ William R. Brooks
Name: William R. Brooks
Title: Vice President and Chief Financial Officer

SPEEDWAY HOLDINGS II, LLC

/s/ William R. Brooks
Name: William R. Brooks
Title: Vice President and Chief Financial Officer

SONIC FINANCIAL CORPORATION

/s/ William R. Brooks
Name: William R. Brooks
Title: Vice President and Chief Financial Officer

/s/ O. Bruton Smith
O. BRUTON SMITH

/s/ B. Scott Smith
B. SCOTT SMITH

/s/ David Bruton Smith
DAVID BRUTON SMITH

/s/ Marcus G. Smith
MARCUS G. SMITH